Exhibit 24(b)(3)(e) Form of Amendment to Master Selling Agreement

AMENDMENT TO THE MASTER SELLING AGREEMENT

Voya Insurance and Annuity Company
ReliaStar Life Insurance Company of New York
Voya Retirement Insurance and Annuity Company
Directed Services LLC
Voya Financial Partners
Members of the Voya® family of companies

Effective June 1, 2018, Voya Insurance and Annuity Company (“VIAC”) and Directed Services, LLC (“DSL”) are no longer affiliated with Voya Financial, Inc. (“Voya”) and are wholly-owned subsidiaries of Venerable Holdings, Inc. (“Venerable”). Voya Retirement Insurance and Annuity Company (“VRIAC”) and ReliaStar Life Insurance Company of New York (“RLNY”) remain wholly-owned subsidiaries of Voya. Pursuant to good and valuable consideration, and in accordance with Section 1. Effect of Multiple Voya Insurers As Parties To This Agreement and Section 21. Modification of Agreement provision of the Master Selling Agreement (the “Agreement”), the Agreement is hereby modified as follows, with an effective date of June 1, 2018:

I.	All terms not otherwise defined herein shall have the same meaning as set forth in the Agreement.
II.
The Agreements between Broker-Dealer, General Agent, VIAC, and DSL (collectively referred to herein as the “Venerable MSA”) shall remain in force, subject to the provisions of this Amendment, and shall be separate and distinct from the Voya MSA as defined in Section V. below.

III.	VRIAC and RLNY are removed from the Venerable MSA.
IV.	Schedule 1 attached to this amendment is added to and incorporated into the Venerable MSA.
V.
The separate and distinct Agreements between VRIAC and RLNY (collectively referred to herein as the “Voya MSA”) shall remain in force, subject to the provisions of this Amendment, and shall be separate and distinct from the Venerable MSA.

VI.	VIAC and DSL are removed from the Voya MSA.
VII.	Voya Financial Partners is hereby added as a party to the Voya MSA, and shall replace DSL as Distributor of the products sold under the Voya MSA

Voya INSURERS: Voya Insurance and Annuity Company Voya Retirement Insurance and Annuity Company ReliaStar Life Insurance Company of New York Company Use Only	Distributor: Directed Services, LLC Company Use Only

Name ________________________________	Name ________________________________

Title __________________________________	Title __________________________________

Signature __________________________________	Signature ______________________________

Voya Financial Partners

Name ________________________________

Title __________________________________

Signature ______________________________

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Schedule 1

The Venerable MSA is hereby amended to provide that representatives (herein called “Servicing Agents”) of the Broker-Dealer are authorized to service inforce contracts issued by Voya Insurance and Annuity Company (“VIAC”). Such Servicing Agents are specifically prohibited from soliciting any new applications on behalf of VIAC. VIAC will permit such Servicing Agents access to client account information on contracts for which they were the soliciting agent, or for which a written change of agent request has been received requesting the Servicing Agent be listed as the agent of record. Such access shall cease upon the occurrence of any of the following: 1) the Servicing Agent is no longer a representative of Broker-Dealer; 2) the Servicing Agent loses his/ her insurance or securities license; 3) upon request of the Broker-Dealer; or 4) upon request of the owner of any contract. VIAC reserves the right to remove Servicing Agent from any or all contracts in its sole discretion. In the event Servicing Agent is removed, Broker-Dealer agrees to name a new servicing agent within a reasonable period of time.

The Broker-Dealer agrees that it shall supervise the actions of the Servicing Agent(s) and will not permit the solicitation of new applications for VIAC products by the Servicing Agent. The Broker-Dealer agrees that the indemnification provision of the Venerable MSA shall be in effect with regard to the actions taken by the Servicing Agent, and that the Broker-Dealer is fully responsible for the actions taken by the Servicing Agent. DSL and VIAC will provide Servicing Agent with materials regarding the servicing of contracts under the limitations of the Venerable MSA. No compensation, other than that provided under Schedule A of the Venerable MSA as may be amended from time to time at VIAC’s sole discretion, shall be required to be paid as a result of this Amendment.

With the exception of the subject matter set forth herein, the Parties hereby agree that the above referenced Venerable MSA is not altered or otherwise revised as a consequence of this Amendment.

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